EXHIBIT 5.25
[LETTERHEAD OF BALLARD SPAHR LLP]
January 23, 2012
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
Dopaco, Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Re: Registration Statement on Form F-4
Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as Pennsylvania counsel to Dopaco, Inc., a Pennsylvania corporation (the “Company”), in connection with the Company’s guarantee under the Supplemental Indentures (as defined below), of certain senior notes (the “Exchange Notes”) of Reynolds Group Holdings Limited, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”), in connection with the exchange offer to be made pursuant to a Registration Statement on Form F-4, File No. 333-17693 (such registration statement, as

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
January 23, 2012

supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed on November 3, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuers under the Exchange Notes will be guaranteed by the Company, along with certain other guarantors.
Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Supplemental Indentures.
In our capacity as Pennsylvania counsel, we have examined copies of executed originals or of counterparts of the following documents, each dated the date hereof, unless otherwise noted:
     (a) the Registration Statement;
     (b) Seventeenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent;
     (c) Tenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent;
     (d) Eighth Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;
     (e) Eighth Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
     (f) Fifth Senior Secured Notes Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
January 23, 2012

     (g) Fifth Senior Notes Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent;
     (h) First Senior Secured Notes Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;
     (i) First Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
     (j) the Company’s Amendment and Restatement of Articles of Incorporation and the Company’s Amended and Restated Bylaws (collectively, the “Company Charter Documents”);
     (k) a copy of the subsistence certificate relating to the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania dated [December 22, 2011] (the “Subsistence Certificate”); and
     (l) the Unanimous Written Consent of the Board of Directors to Action Without a Meeting dated May 2, 2011 and the Action of the Board of Directors Taken by Unanimous Written Consent dated July 20, 2011.
The documents listed in (b) through (i) are referred to as the “Supplemental Indentures”.
The opinion given in paragraph 1 below is based solely upon the Subsistence Certificate.
We have reviewed such other documents and made such examinations of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Company.
We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us. We have also assumed, without independent verification, (i) that the parties to the Supplemental Indentures and the other agreements, instruments and documents

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
January 23, 2012

executed in connection therewith, other than the Company, have the power (including, without limitation, corporate or limited liability company power where applicable) and authority to enter into and perform the Supplemental Indentures and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such parties, other than the Company, of the Supplemental Indentures and such other agreements, instruments and documents and (iii) that the Indenture and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such party, other than the Company, enforceable against each such other party in accordance with their respective terms.
Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:
1. The Company is a corporation that is validly subsisting under the laws of the Commonwealth of Pennsylvania.
2. The Company has the corporate power to enter into and perform its obligations under the Supplemental Indentures.
3. The Supplemental Indentures has been duly authorized, executed and delivered by the Company.
4. The execution and delivery by the Company of the Supplemental Indentures, the consummation of the transactions contemplated thereby and compliance by the Company with its obligations under the Supplemental Indentures, (a) will not contravene any provision of the Company Charter Documents, and (b) does not violate any law of the Commonwealth of Pennsylvania that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents.
5. No consent, waiver, approval, authorization or order of any Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania is required for the execution, delivery and performance by the Company of the Supplemental Indentures, except (a) as have been obtained and are in full force and effect or (b) as may be required by applicable state securities or blue sky laws.
We express no opinion as to the law of any jurisdiction other than the Commonwealth of Pennsylvania.
We understand that you will rely as to matters of Pennsylvania law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Pennsylvania law upon this opinion in connection with an opinion to be rendered by it relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Pennsylvania law upon this opinion.
This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date of effectiveness of the Registration Statement.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
January 23, 2012

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.25 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Ballard Spahr LLP